Exhibit 99.1

FOR IMMEDIATE RELEASE

SAIC ANNOUNCES CEO SUCCESSION

Ken Dahlberg to Remain Chairman Through June 2010;

Board Names Former BAE Systems Executive Walter P. Havenstein

to Succeed as CEO on September 21, 2009

(SAN DIEGO and McLEAN, Va.) June 23, 2009 — SAIC, Inc. (NYSE: SAI) announced today that Ken Dahlberg, the company’s chairman and chief executive officer, has advised the board of directors that, consistent with the company’s mandatory retirement policy for executive officers, he will step down as CEO on September 20, 2009. Dahlberg will continue with the company as chairman of the board through the Annual Meeting of Stockholders in June 2010.

The board of directors also formally approved a succession plan for the position of chief executive officer. The board announced that Walter P. Havenstein, former president and CEO of BAE Systems Inc., will become CEO on September 21, 2009. He will also become a member of SAIC’s board of directors.

In announcing the board’s actions, Dahlberg said, “The board and I are extremely pleased to have Walt join the company’s executive management team. He has demonstrated an outstanding record of success at BAE Systems, where he managed the company’s wholly owned U.S. subsidiary, with 53,000 employees and annual sales in excess of $20 billion. Walt brings more than 25 years of experience not only in our core competencies, but also in a wide range of services that will provide new avenues of growth for the company. Most importantly, he is committed to a high quality of performance, outstanding customer satisfaction, and high ethical standards — hallmarks of SAIC’s success since 1969.”

“I am pleased to be joining the SAIC leadership team,” said Havenstein. “I’m moving from one great company to another and I look forward to contributing to SAIC’s growth as a premier science, technology and engineering firm.”

Havenstein most recently served as chief operating officer and member of the board of directors for BAE Systems plc, a $34 billion global aerospace and defense company; and president and chief executive officer of BAE Systems Inc., the company’s wholly owned U.S. subsidiary. His previous positions at BAE include president of the Electronics & Integrated Solutions Operating Group, and president of the Information and Electronic Warfare Systems business unit. He was executive vice president, then president of Sanders, a Lockheed Martin company. Before joining Sanders in 1999, he held executive management and business development positions at Raytheon.

Havenstein began his defense industry career at the ITT Aerospace and Communications Division in business development and program management roles. He served on active duty in the U.S. Marine Corps from 1971 to 1983, specializing in tactical communications and systems acquisition management, and completed his career in the Marine Corps Reserve in 1999.

Havenstein holds a bachelor’s degree in aerospace engineering from the U.S. Naval Academy and a master’s degree in electrical engineering from the Naval Postgraduate School.

About SAIC

SAIC is a FORTUNE 500® scientific, engineering, and technology applications company that uses its deep domain knowledge to solve problems of vital importance to the nation and the world, in national security, energy and the environment, critical infrastructure, and health. The company’s approximately 45,000 employees serve customers in the U.S. Department of Defense, the intelligence community, the U.S. Department of Homeland Security, other U.S. Government civil agencies and selected commercial markets. SAIC had annual revenues of $10.1 billion for its fiscal year ended January 31, 2009. For more information, visit www.saic.com. SAIC: From Science to Solutions®

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Statements in this announcement, other than historical data and information, constitute forward-looking statements that involve risks and uncertainties. A number of factors could cause our actual results, performance, achievements, or industry results to be very different from the results, performance, or achievements expressed or implied by such forward-looking statements. Some of these factors include, but are not limited to, the risk factors set forth in SAIC’s Annual Report on Form 10-K for the period ended

January 31, 2009, and other such filings that SAIC makes with the SEC from time to time. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof.

Contact:	Melissa Koskovich	Laura Luke
	(703) 676-6762	(703) 676-6533
	melissa.l.koskovich@saic.com	laura.luke@saic.com